                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 2, 2001 (except with respect to the matters discussed in Note 19 to the financial statements, as to which the date is August 7, 2001) included in Advance Auto Parts, Inc.'s Proxy Statement and Prospectus filed with the Securities and Exchange Commission on November 8, 2001 and to all references to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen LLP

Greensboro, North Carolina
November 28, 2001